Exhibit 99.1
Bakkt Reports Third Quarter 2022 Results
Quarterly net revenue of $12.9 million, increased 41% year over year
Strong customer activity with digital asset conversion volume up 73% year over year
Recently announced signing of definitive agreement to acquire Apex Crypto. Acquisition is expected to significantly expand client verticals and scale
Available cash and other liquid assets1 of over $273.7 million provides significant growth capital

ALPHARETTA, GA – November 10, 2022 – Bakkt Holdings, Inc. (“Bakkt”) (NYSE: BKKT) announced its financial and operational results for the quarter ended September 30, 2022.
“We are pleased with the momentum we are building with net revenue up 41% year-over-year and digital asset conversion volumes up 73% year-over-year” said Gavin Michael, President and CEO. “Our focus on execution is paying off and we are proud to have initial activations with our crypto capabilities. We are working closely with our partners to bring even more of them to market in the near-term. We are thrilled about the signing of the acquisition of Apex Crypto, which we expect will accelerate our growth plans post-close as it will significantly expand our client verticals and cryptocurrency product offering. We believe that Apex Crypto will be highly complementary with our platform and the acquisition will ultimately help us deliver long-term sustainable value for our partners, customers and shareholders.”

Recent Strategic Highlights
•Acquisition of Apex Crypto – We announced our signing of a definitive agreement to acquire Apex Crypto from Apex Fintech Solutions. Once closed, we expect the acquisition will significantly bolster our cryptocurrency product offering and expand our footprint into additional client verticals including providing support for broker-dealers, fintechs, trading app companies, and neo-banks. The purchase agreement provides for an aggregate potential consideration paid by Bakkt of up to $200 million through a mix of $55 million of cash and up to $145 million of stock and seller notes tied to the successful achievement of financial growth targets through 2025. The transaction is expected to close in the first half of 2023, subject to required regulatory approvals.
•Crypto Platform: Global Payments – We launched our initial pilot and are in the process of bringing our broader crypto capabilities to market across the Global Payments platform.

1 Includes other highly liquid assets such as Treasury bills and notes; excludes restricted cash

Third Quarter Financial Highlights (unaudited)

$mm’s	Successor	Predecessor	Increase/
	3Q22	3Q21	(decrease)
Net revenues	$12.9	$9.1	41%
Goodwill & intangible assets impairments	1,547.7	–	NM
Operating expenses, excluding impairment	60.0	39.0	54%
Total operating expenses	1,607.8	39.0	NM
Operating loss	$(1,594.9)	$(29.9)	NM
Net loss	$(1,592.5)	$(28.8)	NM
Adjusted EBITDA (non-GAAP)	$(30.7)	$(24.1)	(27%)
Note: “NM” denotes Not Meaningful

•Transacting accounts of 678,000 increased 21% year-over-year. Digital asset conversion volume of $182 million increased 73% year-over-year due to loyalty redemption related to increased travel activity
•Net revenue of $12.9 million increased 41% year-over-year, primarily driven by significant improvement in travel loyalty redemptions
•Operating expense of $1,607.8 million increased year-over-year, primarily driven by a partial, non-cash goodwill and other intangible assets impairment charge of $1,547.7 million due to the elongated timing for expected cryptoasset product activations and the decline in our market capitalization
•Adjusted EBITDA (non-GAAP) of $(30.7) million decreased 27% year-over-year, due to higher operating expenses

Webcast and Conference Call Information
Bakkt will host a conference call at 9:00AM ET, November 10, 2022. The live webcast of Bakkt’s earnings conference call can be accessed at https://investors.bakkt.com, along with the earnings press release and accompanying slide presentation. Investors and analysts interested in participating in the call are invited to dial (844) 200-6205 or (646) 904-5544, and reference participant access code 406638 approximately ten minutes prior to the start of the call. A replay will be available promptly after the call and can be accessed by dialing (866) 813-9403 and entering the access code 255918. The replay will be available through December 9, 2022.

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About Bakkt
Bakkt is a digital asset platform that unlocks crypto and drives loyalty to create delightful, connected experiences for a broad range of clients. Bakkt’s platform, available through partners, delivers access to crypto and bolsters loyalty programs, adding value for all key stakeholders within the Bakkt digital assets ecosystem. Launched in 2018, Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn
https://www.linkedin.com/company/bakkt/

Bakkt-E
Source: Bakkt Holdings, Inc.

Contacts

Investor Relations
Ann DeVries, Head of Investor Relations
Ann.DeVries@bakkt.com

Media
Lauren Post, Head of Communications
Lauren.Post@bakkt.com

Basis of Presentation
“Predecessor” information represents the results of Bakkt Holdings, LLC prior to the business combination with VPC Impact Acquisition Holdings (VIH), which closed on October 15, 2021. “Successor” information represents the results of Bakkt Holdings, Inc. from the date the business combination closed through the end of the applicable period.

Note on Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the closing of the Apex Crypto acquisition and the resulting impacts from that acquisition and Bakkt’s guidance, plans, objectives, expectations and intentions with respect to future operations, products, services and the application of Bakkt’s available cash, among others. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events.
The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (i) Bakkt and Apex Fintech Solutions being unable to obtain the necessary regulatory approvals and/or otherwise fail to satisfy all closing conditions related to the Apex Crypto acquisition; (ii) the impact of the ongoing COVID-19 pandemic; (iii) changes in the markets in which Bakkt competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (iv) changes in the markets that Bakkt targets; (v) risk that Bakkt may not be able to execute its growth strategies, including identifying and executing acquisitions; (vi) risks relating to data security; and (vii) risk that Bakkt may not be able to develop and maintain effective internal controls. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in Bakkt’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Definitions
Digital asset conversion volume: Dollar value of transaction volume across loyalty redemption, crypto buy/sell and gift card purchases
Transacting accounts: Unique accounts that perform transactions on the Bakkt platform each month

Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP financial measure, which we define as earnings before interest, income taxes, depreciation, amortization and certain non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results. Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. This measure may be useful to an investor in evaluating our performance. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly tied measures used by other companies.
Non-GAAP financial measures like Adjusted EBITDA have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•share-based and unit-based compensation expense, including changes in the fair value of our participation unit liability, which has been excluded from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
•goodwill and intangible asset impairment charges have been excluded from Adjusted EBITDA given their non-recurring nature and non-cash impact;
•changes in the fair value of our warrant liability, which in any specific period may not directly correlate to the underlying performance of our business operations, and do not necessarily reflect future cash outlays as the liability is measured at each reporting date;
•the intangible assets being amortized, and property and equipment being depreciated, may have to be replaced in the future, and the non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or other capital commitments; and
•non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.

Because of these limitations, Adjusted EBITDA should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Reconciliation of GAAP Net Income / (Loss) to Non-GAAP Adjusted EBITDA ($ in millions) (unaudited)

	Successor	Predecessor
	3Q22	3Q21
Net loss	$(1,592.5)	$(28.8)
Depreciation and amortization	6.4	3.3
Interest (income) expense	(0.6)	0.1
Income tax (benefit) expense	(0.6)	-
EBITDA	$(1,587.4)	$(25.5)

Acquisition-related expenses	0.5	1.8
Share-based and unit-based compensation expense	8.8	0.6
(Gain) from change in fair value of warrant liability	(0.4)	-
Goodwill and intangible assets impairments	1,547.7	-
Other[1]	0.2	(1.0)
Adjusted EBITDA	$(30.7)	$(24.1)

1 Other comprised of ICE transition services expense and cancellation of common units in the current period and non-recurring bitcoin sale income, net in prior period

Consolidated Balance Sheet ($ in millions)

	Successor
	As of 9/30/22	As of 12/31/21
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$159.9	$391.4
Restricted cash	16.5	16.5
Customer funds	0.6	0.6
Available-for-sale securities	113.9	-
Accounts receivable, net	22.1	18.1
Prepaid insurance	20.6	32.2
Safeguarding asset for cryptoassets	119.4	-
Other current assets	6.1	4.8
Total current assets	459.0	463.5
Property, equipment and software, net	29.4	6.1
Goodwill	137.2	1,527.1
Intangible assets, net	214.4	388.5
Deposits with clearinghouse, noncurrent	15.2	15.2
Other assets	23.4	13.9
Total assets	$878.5	$2,414.3
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$56.2	$64.1
Customer funds payable	0.6	0.6
Deferred revenue, current	3.8	4.6
Due to related party	0.9	0.6
Safeguarding obligations for cryptoassets	119.4	-
Other current liabilities	3.4	3.7
Total current liabilities	184.3	73.6
Deferred revenue, noncurrent	3.6	4.8
Warrant liability	4.3	17.4
Deferred tax liabilities, net	2.7	11.6
Other noncurrent liabilities	24.8	12.7
Total liabilities	219.7	120.1
Stockholders’ equity:
Class A common stock ($0.0001 par value, 750,000,000 shares authorized, 77,682,402 shares issued and outstanding as of 9/30/22, 57,164,388 shares issued and outstanding as of 12/31/21)	-	-
Class V common stock ($0.0001 par value, 250,000,000 shares authorized, 186,352,843 shares issued and outstanding as of 9/30/22, 206,271,792 shares issued and outstanding as of 12/31/21)	-	-
Additional paid-in capital	763.2	566.8
Accumulated other comprehensive loss	(0.4)	(0.1)
Accumulated deficit	(577.5)	(98.3)
Total stockholders’ equity	185.3	468.4
Noncontrolling interest	473.5	1,825.8
Total equity	658.8	2,294.2
Total liabilities and stockholders’ equity	$878.5	$2,414.3

Consolidated Statement of Operations ($ in millions) (unaudited)

	Successor	Predecessor
	3Q22	3Q21
Revenues:
Net revenues (includes related party net revenues of $6 and $40, respectively, and affiliate net revenues of $(111) and $(154), respectively	$12.9	$9.1
Operating expenses:
Compensation and benefits	37.8	22.2
Professional services	2.7	3.3
Technology and communication	4.1	3.1
Selling, general and administrative	7.8	4.4
Acquisition-related expenses	0.5	1.8
Depreciation and amortization	6.4	3.3
Related party expenses (affiliate in Predecessor period)	0.3	0.5
Goodwill and intangible asset impairment	1,547.7	-
Other operating expenses	0.5	0.3
Total operating expenses	1,607.8	39.0
Operating loss	(1,594.9)	(29.9)
Interest income (expense), net	0.6	(0.1)
Gain from change in fair value of warrant liability	0.4	-
Other income, net	0.7	1.1
Loss before income taxes	(1,593.2)	(28.8)
Income tax benefit (expense)	0.6	-
Net loss	(1,592.5)	(28.8)
Less: Net loss attributable to noncontrolling interest	(1,124.4)
Net loss attributable to Bakkt Holdings, Inc.	(468.1)

Net loss per share attributable to Class A
common stockholders:
Basic	$(6.11)
Diluted	$(6.11)